UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2025

Ondas Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, Suite 1410, Boston, MA 02210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2025, Ondas Holdings Inc. (the “Company” or “Ondas”) entered into a Share Purchase Agreement (the "Agreement"), by and among the Company, Apeiro Motion Ltd., a company organized under the laws of the State of Israel (“Apeiro”), the Apeiro shareholders listed on Schedule A thereto (the "Apeiro Shareholders"), and Mr. Rotem Lesher, solely in his capacity as the representative, agent and attorneys-in-fact of the Indemnifying Parties (as defined in the Agreement) (the “Shareholders’ Agent”).

The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, the Company will acquire 100% of the issued and outstanding share capital ("Apeiro Shares") of Apeiro (the "Acquisition"). At the closing of the Acquisition, upon the terms and subject to the conditions set forth in the Agreement, the Company shall pay an aggregate amount of $12,000,000 cash in exchange for the Apeiro Shares, provided however the Company may, at its sole discretion, pay a founder of Apeiro, partial consideration in shares of the Company’s common stock, par value $0.0001 per share.

Each of the Company, Apeiro, and the Company Shareholders has provided customary representations, warranties and covenants in the Agreement. The completion of the Acquisition is subject to various closing conditions, including (a) the requisite regulatory approvals being obtained; (b) the requisite waivers being obtained by Apeiro; (c) the absence of any applicable order (whether temporary, preliminary or permanent) in effect which prohibits the consummation of the Acquisition; and (d) the absence of any law of any governmental authority of competent jurisdiction prohibiting the consummation of the Acquisition. The Agreement may be terminated upon (i) the written agreement of the Company, Apeiro and the Shareholders' Agent or (ii) the written notice by the Company, Apeiro or the Shareholders’ Agent if the closing of the Acquisition has not occur on or before October 17, 2025.

The Acquisition is expected to close in the third quarter of 2025.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Share Purchase Agreement, by and amount the Company, Apeiro Motion Ltd., and Mr. Rotem Lesher, solely in his capacity as the representatives, agents and attorneys-in-fact of the Indemnifying Parties, dated August 18, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2025	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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